Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	April 24, 2008
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS

30% INCREASE IN 2008 FIRST QUARTER EARNINGS PER DILUTED SHARE

Consolidated Results of Operations:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income was $61.7 million, or $1.20 per diluted share, during the first quarter of 2008 as compared to $49.5 million, or $.92 per diluted share, during the comparable prior year quarter. After adjusting our first quarter of 2007 results for hurricane related expenses and the gain realized on the sale of vacant land (as indicated on the attached Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information), our net income for the three months ended March 31, 2007 was $47.9 million, or $.89 per diluted share. There were no such adjustments applicable to our results during the first quarter of 2008.

Net revenues increased 8% to $1.30 billion during the first quarter of 2008 as compared to $1.20 billion during the first quarter of 2007. Our consolidated operating margin, as calculated on the attached Supplemental Schedule (without adjusting the 2007 first quarter results for the items mentioned above), was 14.8% and 13.9% during the three-month periods ended March 31, 2008 and 2007, respectively.

Acute Care Services:

At our acute care hospitals owned during both periods (“same facility basis”), inpatient admissions increased 0.8% and patient days increased 2.0% during the first quarter of 2008 as compared to the first quarter of 2007. On a same facility basis, net revenues at our acute care facilities increased 6.9% during the first quarter of 2008 as compared to the comparable prior year quarter. Net revenue per adjusted admission at these facilities increased 5.3% during the first quarter of 2008 over the comparable prior year quarter. The operating margin at our acute care hospitals owned during both quarters increased to 17.1% during the first quarter of 2008 as compared to 15.1% during the first quarter of 2007.

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net. Our acute care hospitals provided charity care and uninsured discounts, based on charges at established rates, amounting to $151 million and $127 million during the three-month periods ended March 31, 2008 and 2007, respectively.

Behavioral Health Care Services:

At our behavioral health facilities, on a same facility basis, inpatient admissions increased 8.0% and patient days increased 6.3% during the first quarter of 2008 as compared to the first quarter of 2007. On a same facility basis, net revenues at our behavioral health facilities increased 9.2% during the first quarter of 2008 as compared to the comparable prior year quarter. Net revenue per adjusted admission at these facilities increased 2.6% during the first quarter of 2008 over the comparable prior year quarter. The operating margin at our behavioral health facilities owned during both periods increased to 23.7% during the first quarter of 2008 as compared to 22.7% during the first quarter of 2007.

2008 Revised Guidance:

Based upon the operating trends and financial results experienced during the first quarter of 2008, and subject to certain provisions and adjustments, including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures, we estimate that we will achieve earnings per diluted share from continuing operations of approximately $3.70 to $3.80 during the year ended December 31, 2008.

Conference Call Information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on April 25, 2008. The dial-in number is 1-877-648-7971. A digital recording of the conference call will be available two hours after the completion of the conference call on April 25, 2008 and will continue through midnight on May 9, 2008. The recording can be accessed by calling 1-800-642-1687 and entering the conference ID number 41016419. This call will also be available live over the internet at our web site at www.uhsinc.com. It will also be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at http://www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Services, Inc. is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide and in Puerto Rico. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-

Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2007), may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted income from continuing operations, adjusted income from continuing operations per diluted share, adjusted net income, adjusted net income per diluted share and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of items that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, hurricane-related expenses and insurance recoveries, reserves for legal judgments, lawsuits and other settlements and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2007. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

(more)

Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,
	2008	2007
Net revenues	$1,297,715	$1,197,601

Operating charges:
Salaries, wages and benefits	550,460	510,993
Other operating expenses	252,495	245,352
Supplies expense	181,817	175,358
Provision for doubtful accounts	120,875	99,093
Depreciation and amortization	47,370	43,463
Lease and rental expense	17,667	16,176
Hurricane related expenses, net	—	(433)

	1,170,684	1,090,002

Income before interest expense, hurricane insurance recoveries in excess of expenses, minority interests and income taxes	127,031	107,599

Interest expense, net	13,479	12,722
Minority interests in earnings of consolidated entities	13,279	14,192

Income before income taxes	100,273	80,685
Provision for income taxes	38,610	31,113

Income from continuing operations	61,663	49,572
Loss from discontinued operations, net of income taxes	—	(64)

Net income	$61,663	$49,508

Basic earnings per share:
From continuing operations	$1.20	$0.93
From discontinued operations	—	—

Total basic earnings per share	$1.20	$0.93

Diluted earnings per share:
From continuing operations	$1.20	$0.92
From discontinued operations	—	—

Total diluted earnings per share	$1.20	$0.92

Weighted average number of common shares	51,263	53,493
Other share equivalents	73	193

Weighted average number of common shares and equiv. - diluted	51,336	53,686

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the three months ended March 31, 2008 and 2007

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31, 2008		Three months ended March 31, 2007
Net revenues	$1,297,715	100.0%	$1,197,601	100.0%

Operating charges:
Salaries, wages and benefits	550,460	42.4%	510,993	42.7%
Other operating expenses	252,495	19.5%	245,352	20.5%
Supplies expense	181,817	14.0%	175,358	14.6%
Provision for doubtful accounts	120,875	9.3%	99,093	8.3%

	1,105,647	85.2%	1,030,796	86.1%

Operating income/margin	192,068	14.8%	166,805	13.9%

Lease and rental expense	17,667		16,176
Minority interests in earnings of consolidated entities	13,279		14,192

Earnings before hurricane related expenses, hurricane insurance recoveries, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	161,122		136,437
Hurricane related expenses, net of recoveries	—		(433)
Depreciation and amortization	47,370		43,463
Interest expense, net	13,479		12,722

Income before income taxes	100,273		80,685
Provision for income taxes	38,610		31,113

Income from continuing operations	61,663		49,572
Loss from discontinued operations, net of income taxes	—		(64)

Net income	$61,663		$49,508

	Three months ended March 31, 2008		Three months ended March 31, 2007
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Income from Continuing Operations
Income from continuing operations	$61,663	$1.20	$49,572	$0.92
Plus/minus adjustments:
Hurricane related recoveries, net of expenses and income taxes	—	—	(269)	—
Gain on sale of real property, net of income taxes	—	—	(1,369)	(0.03)

Subtotal after-tax adjustments to income from continuing operations	—	—	(1,638)	(0.03)

Adjusted income from continuing operations	$61,663	$1.20	$47,934	$0.89

Calculation of Adjusted Net Income
Net income	$61,663	$1.20	$49,508	$0.92
After-tax adjustments to income from continuing operations, as indicated above	—	—	(1,638)	(0.03)

Adjusted net income	$61,663	$1.20	$47,870	$0.89

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2008	December 31, 2007
Assets:
Cash and cash equivalents	$8,916	$16,354
Accounts receivable, net	689,878	627,186
Other current assets	127,576	131,307
Property, plant and equipment, net	1,959,265	1,933,916
Other assets	900,647	899,894

Total Assets	$3,686,282	$3,608,657

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$3,774	$3,116
Other current liabilities	543,555	484,595
Other noncurrent liabilities	349,369	344,755
Long-term debt	1,041,308	1,008,786
Deferred income taxes	37,974	40,022
Minority interests	223,090	210,184
Stockholders’ equity	1,487,212	1,517,199

Total Liabilities and Stockholders' Equity	$3,686,282	$3,608,657

Universal Health Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended March 31,
	2008	2007
Cash Flows from Operating Activities:
Net income	$61,663	$49,508
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	47,370	43,482
Gain on sale of assets	—	(2,200)
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(62,692)	(57,307)
Accrued interest	8,999	9,534
Accrued and deferred income taxes	31,301	27,373
Other working capital accounts	27,777	13,565
Other assets and deferred charges	456	(2,811)
Other	(1,714)	(4,041)
Minority interest in earnings of consolidated entities, net of distributions	12,906	10,972
Accrued insurance expense, net of commercial premiums paid	19,376	23,071
Payments made in settlement of self-insurance claims	(13,766)	(12,170)

Net cash provided by operating activities	131,676	98,976

Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(81,751)	(99,349)
Proceeds received from sale of assets	2,235	5,268
Acquisition of assets and businesses	—	(73,378)
Purchase of minority ownership interest in majority owned business	—	(14,762)

Net cash used in investing activities	(79,516)	(182,221)

Cash Flows from Financing Activities:
Additional borrowings	33,180	84,664
Repurchase of common shares	(89,799)	(3,288)
Dividends paid	(4,072)	(4,310)
Issuance of common stock	1,093	115
Capital contributions from minority member	—	2,340

Net cash (used in) provided by financing activities	(59,598)	79,521

Decrease in cash and cash equivalents	(7,438)	(3,724)
Cash and cash equivalents, beginning of period	16,354	14,939

Cash and cash equivalents, end of period	$8,916	$11,215

Supplemental Disclosures of Cash Flow Information:
Interest paid	$6,407	$5,182

Income taxes paid, net of refunds	$7,642	$3,700

Universal Health Services, Inc.

Supplemental Statistical Information

(unaudited)

Same Facility:	% Change Quarter Ended 3/31/2008
Acute Care Hospitals
Revenues	6.9%
Adjusted Admissions	1.5%
Adjusted Patient Days	2.8%
Revenue Per Adjusted Admission	5.3%
Revenue Per Adjusted Patient Day	4.0%

Behavioral Health Hospitals
Revenues	9.2%
Adjusted Admissions	6.4%
Adjusted Patient Days	4.7%
Revenue Per Adjusted Admission	2.6%
Revenue Per Adjusted Patient Day	4.3%

UHS Consolidated	First Quarter Ended
	3/31/2008	3/31/2007
Revenues	$1,297,715	$1,197,601
EBITDA (1)	$161,122	$136,437
EBITDA Margin (1)	12.4%	11.4%

Cash Flow From Operations	$131,676	$98,976
Days Sales Outstanding	48	50
Capital Expenditures	$81,751	$99,349

Debt	1,045,082	913,275
Shareholders Equity	1,487,212	1,461,195
Debt / Total Capitalization	41.3%	38.5%
Debt / EBITDA (2)	1.95	1.97
Debt / Cash From Operations (2)	2.74	5.78

Acute Care EBITDAR Margin (3)	16.2%	15.1%
Behavioral Health EBITDAR Margin (3)	23.1%	22.4%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Before Corporate overhead allocation and minority interest

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

MARCH 31, 2008

AS REPORTED:

	For the three months ended
	Acute (1)			Behavioral Health
	03/31/08	03/31/07%		03/31/08	03/31/07%
Hospitals owned and leased	23	22	4.5%	83	81	2.5%
Average licensed beds	5,578	5,417	3.0%	7,596	7,060	7.6%
Patient days	320,595	309,174	3.7%	529,955	481,353	10.1%
Average daily census	3,523.0	3,435.3	2.6%	5,823.7	5,348.4	8.9%
Occupancy-licensed beds	63.2%	63.4%	-0.4%	76.7%	75.8%	1.2%
Admissions	70,511	68,766	2.5%	32,882	29,405	11.8%
Length of stay	4.5	4.5	1.1%	16.1	16.4	-1.5%

Inpatient revenue	$2,505,320	$2,271,139	10.3%	$488,733	$433,912	12.6%
Outpatient revenue	955,155	868,131	10.0%	66,588	59,645	11.6%
Total patient revenue	3,460,475	3,139,270	10.2%	555,321	493,557	12.5%
Other revenue	19,132	14,451	32.4%	8,158	7,830	4.2%
Gross hospital revenue	3,479,607	3,153,721	10.3%	563,479	501,387	12.4%

Total deductions	2,508,600	2,260,856	11.0%	250,621	225,675	11.1%

Net hospital revenue	$971,007	$892,865	8.8%	$312,858	$275,712	13.5%

SAME FACILITY:

	Acute (2)			Behavioral Health (3)
	03/31/08	03/31/07%		03/31/08	03/31/07%
Hospitals owned and leased	22	22	0.0%	80	80	0.0%
Average licensed beds	5,413	5,417	-0.1%	7,307	7,054	3.6%
Patient days	315,433	309,174	2.0%	511,056	480,987	6.3%
Average daily census	3,466.3	3,435.3	0.9%	5,616.0	5,344.3	5.1%
Occupancy-licensed beds	64.0%	63.4%	1.0%	76.9%	75.8%	1.4%
Admissions	69,330	68,766	0.8%	31,745	29,394	8.0%
Length of stay	4.5	4.5	1.2%	16.1	16.4	-1.6%

(1)	Licensed beds from our Acute care hospitals located in New Orleans are excluded.
(2)	Our three acute care hospitals located in New Orleans and Centennial Hills are excluded in current and prior years.
(3)	Casa de Lago, Cottonwood Treatment Center, Dover Behavioral, Foundations Behavioral and Shenandoah Valley are excluded in the current and prior years. Highlands Behavioral is included in both current and prior years from March 1 through year to date.